Dresser-Rand Updates Outlook for 2011 and 2012

HOUSTON, Feb. 3, 2012 /PRNewswire/ -- Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC), a global supplier of rotating equipment and aftermarket parts and services, announced today that its operating income for the full year 2011 is expected to be between $253 million and $258 million. The Company updated its outlook based on its preliminary and unaudited results for the fourth quarter, which is subject to change. The change in its fourth quarter expectation is principally due to a shortfall in new unit revenues, which the Company expects to realize in 2012. The Company noted that aftermarket revenue and operating margins for both the new units and aftermarket segments were consistent with previous guidance.

The Company expects new unit revenues of approximately $350 million for the fourth quarter, which would be approximately $200 million lower than its earlier expectations. The Company estimates that the operating income associated with this sales shortfall in the quarter to be approximately $30 million. The shipment shortfall was principally due to supply chain delays on major buyouts and client requests to defer deliveries to 2012. The issues with major buyouts were principally related to timely receipt of motors and other drivers.

The Company achieved record bookings in 2011 totaling approximately $2.9 billion. However, new unit bookings of approximately $1,500 million were at the low end of the Company's previously disclosed guidance range of $1.5 to $1.7 billion, as several major awards did not close in the fourth quarter as previously expected. The new unit bookings that moved out of the year are expected to close in 2012; however, the delay in new unit bookings is expected to shift related revenues from 2012 to 2013. The impact of these delayed bookings and sales is expected to approximately offset the operating income benefit in 2012 from the fourth quarter shipment shortfall mentioned above. Aftermarket bookings of approximately $1,358 million were close to the upper end of the Company's guidance range of $1.2 to $1.4 billion, and in line with fourth quarter expectations.

The Company also noted that, given the recent strengthening of the U.S. dollar, especially relative to the EURO, its outlook for 2012 revenues and operating income will need to be adjusted accordingly. The U.S. dollar has strengthened approximately 10% since the Company prepared its preliminary 2012 forecast which was the basis for its 2012 guidance provided at its third quarter earnings conference call on November 3, 2011. The adverse impact of the strengthened U.S. dollar on the Company's 2012 operating income outlook is estimated to be approximately $30 million. As a result, the Company is revising its 2012 operating income guidance from $390 - $450 million to $360 - $420 million.

Vincent R. Volpe Jr., President and Chief Executive Officer of Dresser-Rand, said, "Our fourth quarter operating income is expected to be close to a record level; however, it will be lower than our earlier expectation due primarily to a shortfall in new unit revenues. While this result is disappointing, it should be noted that this is more a question of timing rather than project margin erosion or higher than anticipated fixed costs. Hence the earnings are displaced out of the period but are not lost to the Company.

"It is also noteworthy that the vast majority of the shortfall is related to delivery or quality issues from our supply base, primarily in the area of finished, purchased goods, such as motors and generators, which are required to be integrated into our packages prior to our being able to deliver and recognize project revenue. Said differently, the internal added value work on the Dresser-Rand core products was essentially completed as planned.

"Going forward, we are taking steps to better manage and to anticipate the receipt of these major buyouts, especially in light of continuing strong market conditions.

"As disclosed above, we are adjusting the 2012 operating income guidance to account for the estimated $30 million impact of the strengthened U.S. dollar against the other major currencies in which we transact. As this is strictly a question of currency translation, previous guidance around segment margin percentages for 2012 is unchanged. Similarly, we continue to expect increased bookings and backlog this year in both the New Units and Aftermarket segments from the record results achieved in 2011."

Further information will be provided by the Company during its upcoming quarterly earnings release and teleconference expected to take place in about one month's time.

About Dresser-Rand
Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries. The Company operates manufacturing facilities in the United States, France, United Kingdom, Spain, Germany, Norway, India, and China, and maintains a network of 45 service and support centers (including 6 engineering and R&D centers) covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, the Company's plans, objectives, goals, strategies, future events, future bookings, revenues, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information. The words "anticipates," "believes," "expects," "intends," "appears," "outlook," and similar expressions identify such forward-looking statements. Although the company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks, and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; the variability of bookings due to volatile market conditions, subjectivity clients exercise in placing orders, and timing of large orders; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; its ability to implement potential tax strategies; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others' intellectual property; its pension expenses and funding requirements; difficulty in implementing an information management system; and the Company's brand name may be confused with others. These and other risks are discussed in detail in the Company's filings with the Securities and Exchange Commission at www.sec.gov. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition. The company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law. For information about Dresser-Rand, go to its website at www.dresser-rand.com.

CONTACT: Blaise Derrico, Director, Investor Relations, +1-713-973-5497